SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2013

USA SYNTHETIC FUEL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54044	13-3995258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

312 Walnut Street, Suite 1600
Cincinnati, Ohio 45202
(Address of Principal Executive Offices, Zip Code)

(513) 762-7870
(Registrant’s telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 27, 2013, Lima Energy Company, an Ohio corporation (“Lima Energy”) and wholly owned subsidiary of USA Synthetic Fuel Corporation, a Delaware corporation (the “Company”), entered into an Ultra Clean Synthetic Crude Purchase and Sale Agreement (the “Agreement”) with Husky Marketing and Supply Company (“Husky”).

Commencing on the later of January 1, 2015 or the start of commercial operations, and for a period of ten (10) years thereafter, Husky has agreed to purchase one hundred percent (100%) of the production of Ultra Clean Synthetic Crude from the initial phase (“Gas 1”) of Lima Energy’s Ultra Clean Btu Converter Facility in Lima, Ohio, estimated at 7,000 barrels per day (“bpd”), up to a daily average maximum of 8,500 bpd.  Husky has the right to purchase additional quantities in excess of 8,500 bpd under the same terms and conditions, if Lima Energy makes such product available.  Additionally, Husky has an option to purchase a portion or all of the volume of Ultra Clean Synthetic Crude produced by Lima Energy’s planned second phase of its Ultra Clean Btu Converter facility (“Gas 2”).

The Agreement is subject to termination by either party in the event (i) Lima Energy has not commenced construction of the Gas 1 facility by August 15, 2014 or (ii) a Force Majeure Event has continued for a period in excess of twelve (12) months.  The deadline for commencement of construction of the Gas 1 facility may be extended by mutual agreement.  Husky retains the right to terminate the Agreement if Lima Energy has not commenced commercial operations capable of producing Ultra Clean Synthetic Crude at its Gas 1 facility by August 15, 2017. Lima Energy has the right to request an extension of the deadline for commencement of commercial operations at its Gas 1 facility for a period of one (1) year, approval for which shall not be unreasonably withheld.    The Agreement provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, certain events of bankruptcy or insolvency, certain assignment of rights under the Agreement and violations of representations and warranties.

Item 8.01  Other Events

On October 1, 2013, the Company issued a press release announcing the Agreement.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated October 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2013

USA Synthetic Fuel Corporation

By:	/s/ Steven C. Vick
Name:	Steven C. Vick
Title:	President and CEO